UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2019

UROGEN PHARMA LTD.

(Exact name of registrant as specified in its charter)

Israel	001-38079	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

499 Park Avenue New York, New York	10014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 768-9780

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On January 23, 2019, UroGen Pharma Ltd. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Jefferies LLC, as representatives of the several underwriters named therein (the “Underwriters”), to issue and sell 3,658,537 ordinary shares of the Company (the “Shares”) in an underwritten public offering (the “Offering”) pursuant to a Registration Statement on Form F-3 (File No. 333- 227811) and a related prospectus and prospectus supplement, in each case filed with the Securities and Exchange Commission (the “SEC”). The offering price to the public is $41.00 per Share. In addition, the Company granted the Underwriters an option to purchase, for a period of 30 days, up to an additional 548,780 ordinary shares (the “Option”). The Company estimates that the net proceeds from the Offering will be approximately $140.6 million, after deducting underwriting discounts and commissions and estimated offering expenses and assuming no exercise of the Option. The Company expects the Offering to close on or about January 28, 2019, subject to customary closing conditions.

The Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the legal opinion of Hamburger Evron & Co. as to the legality of the Shares (including ordinary shares subject to the Option) to be issued and sold in the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K.

On January 23, 2019, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Exhibit Description

1.1	Underwriting Agreement, dated January 23, 2019.

5.1	Opinion of Hamburger Evron & Co., Israeli counsel to the Registrant, as to the validity of the ordinary shares.

23.1	Consent of Hamburger Evron & Co. (included in Exhibit 5.1).

99.1	Press Release, dated January 23, 2019, titled “UroGen Pharma Announces Pricing of Public Offering of Ordinary Shares.”

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein that do not describe historical facts, including, but not limited to, statements regarding the timing of completion of the Offering, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Such risks and uncertainties include, among others, the risks identified in the Company’s filings with the SEC, including those described under the heading “Risk Factors” in the prospectus supplement related to the Offering, the accompanying prospectus to the prospectus supplement related to the Offering, the documents incorporated by reference herein and therein, any related free writing prospectus, and subsequent filings with the SEC. Any of these risks and uncertainties could materially and adversely affect the Company’s results of operations, which would, in turn, have a significant and adverse impact on the Company’s stock price. The Company cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 24, 2018	UROGEN PHARMA LTD.

	By:	/s/ Peter Pfreundschuh
Peter Pfreundschuh
Chief Financial Officer